EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-129175 and 33-129176 on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of the Rayonier Investment and Savings Plan for Salaried Employees for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Certified Public Accountants

Jacksonville, Florida

June 26, 2006